Exhibit 99.4
LIGHTING SCIENCE GROUP CORPORATION
UNAUDITED PRO-FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS
(As of March 31, 2008 and for the Three Month Period Ended
March 31, 2008 and for the Year Ended December 31, 2007
The following unaudited consolidated pro-forma balance sheets, unaudited pro-forma consolidated statements of operations and explanatory notes give effect to (i) the acquisition of substantially all of the assets of and assumption of liabilities of Lamina Lighting, Inc. (“LLI”) for a cash payment of $4.5 million (actual date of the transaction was July 29, 2008), and (ii) the acquisition of 100% of the common and priority stock of Lighting Partner B.V. (“LPBV”) for a cash payment of $5 million and the issuance of 4,632,00 shares of common stock (actual date of the transaction was April 22, 2008) (together, the “Acquisitions”), by Lighting Science Group Corporation (“Lighting Science”). The unaudited consolidated pro-forma financial statements also reflect the receipt of proceeds of $7,000,000 from a line of credit obtained by Lighting Science. Pegasus Partners IV, L.P., an indirect shareholder of Lighting Science, guaranteed the amounts due under the line of credit and was compensated through the issuance of warrants and the reimbursement of certain expenses that Pegasus Partners IV, L.P. incurred.
The unaudited pro forma condensed statement of combined operations for the year ended December 31, 2007 has also been adjusted on a pro forma basis to give effect to (i) the acquisition of substantially all of the assets and assumption of liabilities of LED Effects, Inc. by LED Holdings, LLC (“LED Holdings”) (actual date of the transaction June 14, 2007); (ii) the acquisition of the net assets and assumption of liabilities of LED Holdings by Lighting Science (actual date of the transaction October 4, 2007); and (iii) the accounting for the acquisition by LED Holdings of the voting control of Lighting Science and the subsequent application of push down accounting for the fair value of intangible assets and goodwill calculated on the reverse takeover of Lighting Science (actual date of the transaction October 4, 2007). No pro forma adjustments are reflected in the unaudited pro forma condensed statement of combined operations for the three month period ended March 31, 2008 or in the unaudited pro forma condensed combined balance sheet as of March 31, 2008 as these acquisitions involving LED Effects, Inc. and LED Holdings have been reflected in the historical results of Lighting Science subsequent to their 2007 transaction dates.
The unaudited pro-forma consolidated statements of operations have been prepared as if the aforementioned acquisitions had been consummated on January 1, 2007 and had been carried on through March 31, 2008. The unaudited pro-forma consolidated balance sheet has been prepared as if the acquisitions of LLI and LPBV had been consummated on March 31, 2008.
The Acquisitions will be accounted for using the purchase method of accounting in conformity with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” as issued by the Financial Accounting Standards Board (“FASB”). Under this method, the purchase price and transaction related costs will be allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired, including identifiable intangible assets, will be allocated to goodwill.
In connection with the preliminary purchase price allocation, Lighting Science made estimates of the fair values of assets and liabilities based upon assumptions that Lighting Science believes are reasonable. The allocation of purchase price for acquisitions requires use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their estimated respective fair values. Lighting Science’s process for estimating the fair values, identifiable intangible assets and certain tangible assets requires significant estimates and assumptions including, but not limited to, estimating future cash flows and developing appropriate discount rates.
The allocation of purchase price for each of LLI and LPBV is subject to finalization of Lighting Science’s analysis of the fair value of the assets acquired and liabilities assumed as of the acquisition dates. The final allocation of the purchase price may result in additional adjustments to the recorded amounts of assets and liabilities and may also result in adjustments to depreciation and amortization. These adjustments could result in material changes to net income (loss). Further revisions to the purchase price allocations will be made as additional information becomes available. The final valuation is expected to be completed as soon as practicable but no later than 12 months after the consummation of the Acquisitions.
The unaudited pro-forma adjustments are based upon the upon available information, preliminary estimates and certain assumptions that Lighting Science believes are reasonable based on information currently available, and are described in the accompanying notes to the unaudited pro-forma condensed combined financial statements.
The unaudited pro-forma condensed combined financial statements are presented for informational purposes only. They do not purport to represent what Lighting Science’s results of operations or financial condition would have been had these transactions actually occurred on the dates indicated, nor do they purport to represent Lighting Science’s results of operations for any future period or financial condition for any future date. Furthermore, no effect has been given in the unaudited pro-forma condensed statements of combined operations for synergistic benefits that may be realized through the combination of Lighting Science, LLI and LPBV or the costs that have been incurred in integrating their operations.
The unaudited pro-forma condensed combined financial statements, which are based on accounting principles generally accepted in the United States of America (“U.S. GAAP”), should be read in conjunction with Lighting Science’s historical financial statements and related notes thereto, Management’s Discussion and Analysis of Financial Condition and results of operations included in Lighting Science’s 2007 Annual report on Form 10-K and the historical financial statements of LPBV included in this Form 8-K/A and the historical financial statements of LLI included in the additional Form 8-K/A filed on even date herewith, which is hereby incorporated by reference.

LIGHTING SCIENCE GROUP CORPORATION
UNAUDITED PRO-FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Historical U.S. GAAP

	Lighting		LED Holdings,
	Science Group	LED Effects, Inc.	LLC for the	Lighting Partner	Lamina
	Corporation for	for the period	period from	B.V. for the year	Lighting, Inc. for
	the year ended	from January 1,	June 14, 2007	ended	the year ended
	December 31,	2007 through	through October	December 31,	December 31,	Pro-forma
	2007	June 13, 2007	4, 2007	2007,	2007	adjustments			Pro-forma
Revenue	$2,775,682	$3,675,132	$2,685,736	$20,955,975	$2,993,158	$—			$33,085,683
Cost of goods sold	(2,170,149)	(2,606,445)	(2,007,114)	(13,844,653)	(2,892,566)	—			(23,520,927)

Gross margin	605,533	1,068,687	678,622	7,111,322	100,592	—			9,564,756

Operating expenses:
Selling, general and administrative	4,496,695	226,758	393,379	3,004,752	2,776,880	—			10,898,464
Compensation and related expenses	4,899,399	221,013	223,984	2,275,598	3,744,855	—			11,364,849
Professional fees	2,303,208	117,780	232,554	731,223	1,504,696	—			4,889,461
Depreciation and amortization	681,798	6,691	268,445	396,471	1,150,727	2,821,000	(A	)	5,325,132

Total operating expense	12,381,100	572,242	1,118,362	6,408,044	9,177,158	2,821,000			32,477,906

Income (loss) from operations	(11,775,567)	496,445	(439,740)	703,278	(9,076,566)	(2,821,000)			(22,913,150)

Other income (expense)
Interest income	138,279	1,520	90,168	1,442	—	—			231,409
Interest expense	(982,068)	(454)	—	(267,775)	98,163	(2,162,000)	(B	)	(3,314,134)
Other, net	1,069,441	(35,472)	547	—	—	—			1,034,516

Total other income (expense)	225,652	(34,406)	90,715	(266,333)	98,163	(2,162,000)			(2,048,209)

Income (loss) before provision for income tax expense and minority interest in income of subsidiary	(11,549,915)	462,039	(349,025)	436,945	(8,978,403)	(4,983,000)			(24,961,359)

Provision for (recovery of) income tax expense	—	172,244	—	106,565	(650,380)	(494,250)	(C	)	(865,821)

Income (loss) before minority interest in income of subsidiary	(11,549,915)	289,795	(349,025)	330,379	(8,328,023)	(4,488,750)			(24,095,539)

	Historical U.S. GAAP

	Lighting		LED Holdings,
	Science Group	LED Effects, Inc.	LLC for the	Lighting Partner	Lamina
	Corporation for	for the period	period from	B.V. for the year	Lighting, Inc. for
	the year ended	from January 1,	June 14, 2007	ended	the year ended
	December 31,	2007 through	through October	December 31,	December 31,	Pro-forma
	2007	June 13, 2007	4, 2007	2007,	2007	adjustments		Pro-forma
Minority interest in income of subsidiary	—	(2,583)	(3,207)	—		—		(5,790)

Net loss	$(11,549,915)	$287,212	$(352,232)	$330,379	$(8,328,023)	$(4,488,750)		$(24,101,329)

Basic and diluted net loss per weighted average common share	$(1.36)							$(0.88)

Weighted average number of common shares outstanding	8,515,956					18,803,714	(Q)	27,319,670

LIGHTING SCIENCE GROUP CORPORATION
UNAUDITED PRO-FORMA CONDENSED STATEMENT OF COMBINED OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

	Historical U.S. GAAP
	Lighting
	Science Group	Lighting Partner	Lamina
	Corporation for	B.V. for the	Lighting, Inc. for
	the three	three months	the three
	months ended	ended March 31,	months ended	Pro-forma
	March 31, 2008	2008	March 31, 2008	adjustments		Pro-forma
Revenue	$2,144,058	$4,098,156	$786,935	$—		$7,029,149
Cost of goods sold	(1,709,158)	(2,737,728)	(666,319)	—		(5,113,205)

Gross margin	434,900	1,360,428	120,616	—		1,915,944

Operating expenses:
Selling, general and administrative	1,903,740	567,089	734,296	—		3,205,125
Compensation and related expenses	2,755,736	809,098	1,090,165	—		4,654,999
Professional fees	1,483,910	26,790	88,176	—		1,598,876
Depreciation and amortization	459,842	100,994	217,081	494,000	(D)	1,271,917

Total operating expense	6,603,228	1,503,971	2,129,718	494,000		10,730,917

Loss from operations	(6,168,328)	(143,543)	(2,009,102)	(494,000)		(8,814,973)

Other income (expense)
Interest income	81,250	11,135	9,903	—		102,288
Interest expense	(11,738)	(50,324)	(27,688)	(540,500)	(E)	(630,250)
Other, net	227,851	—	797	—		228,648

Total other income (expense)	297,363	(39,189)	(16,988)	(540,500)		(299,314)

Loss before provision for (recovery of) income tax expense and minority interest in income of subsidiary	(5,870,965)	(182,732)	(2,026,090)	(1,034,500)		(9,114,287)

Provision for (recovery of) income tax expense	—	(45,629)	1,020	(123,563)	(F)	(168,172)

Net loss	$(5,870,965)	$(137,103)	$(2,027,110)	$(910,937)		$(8,946,115)

Basic and diluted net loss per weighted average common share	$(0.27)					$(0.31)

Weighted average number of common shares outstanding	22,013,462			6,715,333	(R)	28,728,795

LIGHTING SCIENCE GROUP CORPORATION
UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2008

	Historical U.S. GAAP
	Lighting
	Science Group	Lighting	Lamina
	Corporation	Partner B.V.	Lighting, Inc.	Pro-forma
	March 31, 2008	March 31, 2008	March 31, 2008	adjustments			Pro-forma
CURRENT ASSETS
Cash and cash equivalents	$6,389,128	$36,632	$2,221,602	$3,738,398	(G	)	$12,385,760
Accounts receivable	2,115,560	3,715,817	386,584	—			6,217,961
Inventory	4,351,288	7,523,015	1,844,711	—			13,719,014
Prepaid expenses and other current assets	1,409,343	969,678	196,526	1,742,000	(H	)	4,317,547

Total current assets	14,265,319	12,245,142	4,649,423	5,480,398			36,640,282

PROPERTY AND EQUIPMENT, net	1,336,255	978,322	1,646,946	—			3,961,523

OTHER ASSETS
Intangible assets, net	8,947,407	—	—	14,600,000	(I	)	23,547,407
Other long-term assets	975,907	—	118,482	—			1,094,389
Goodwill	13,479,900	—	—	13,050,658	(J	)	26,530,558

Total other assets	23,403,214	—	118,482	27,650,658			57,172,354

TOTAL ASSETS	$39,004,788	$13,223,464	$6,414,851	$33,131,056			$91,774,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$$2,759,232	$1,938,331	$837,204	$—			$5,534,767
Accrued expenses	4,840,980	1,217,039	165,620	900,600	(S	)	7,124,239
Short-term debt	—	558,849	2,192,715	4,807,285	(K	)	7,558,849

Total current liabilities	7,600,212	3,714,220	3,195,539	5,707,885			20,217,856

OTHER LIABILITIES
Long-term debt	—	2,593,325	1,835,149	(1,835,149)	(L	)	2,593,325
Deferred taxes	—	32,802	—	3,650,000	(P	)	3,682,802
Liability under derivative contracts	289,760	—	—	—			289,760

Total other liabilities	289,760	2,626,127	1,835,149	1,814,851			6,565,887

TOTAL LIABILITIES	7,889,972	6,340,347	5,030,688	7,522,736			26,783,743

6% CONVERTIBLE PREFERRED STOCK,	364,617	—	—	—			364,617

STOCKHOLDERS’ EQUITY
Series B Preferred Stock, $.001 par value	2,000	—	—	—			2,000
Capital Stock	22,070	92,490	3,456	(89,231)	(M	)	28,785
Additional paid-in-capital	69,688,683	—	52,077,280	(18,208,395)	(N	)	103,557,568
Accumulated comprehensive income	19,971	—	—	—			19,971
Retained earnings (deficit)	(38,982,525)	6,790,627	(50,696,573)	43,905,946	(O	)	(38,982,525)

TOTAL STOCKHOLDERS’ EQUITY	30,750,199	6,883,117	1,384,163	25,608,320			64,625,799

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,004,788	$13,223,464	$6,414,851	$33,131,056			$91,774,159

LIGHTING SCIENCE GROUP CORPORATION
NOTES TO UNAUDITED PRO-FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
1. Description of the Acquisitions and Basis of Presentation
Lighting Partner B.V. (“LPBV”)
On April 22, 2008, Lighting Science completed its acquisition of 100% of the share interests in LPBV by paying the selling stockholders of LPBV $5,000,000 in cash and issuing to them 4,632,000 shares of common stock of Lighting Science. The Company also incurred an estimated $1,190,000 in expenses related to the closing of the transaction. The cash portion of the purchase price and the estimated expenses were financed through the issuance of 2,083,333 shares of common stock to LED Holdings, LLC at an average price of $4.90 per share, which represented a discount of 5% from the previous 30-day weighted average price per common share. LED Holdings, LLC had acquired the option to acquire the common shares at a discount equal to 15% below the 30-day average stock price as part of its acquisition of the Series B Convertible Preferred Stock of the Company.
The acquisition has been accounted for in accordance with U.S. GAAP using the purchase method of accounting. Under this method, the purchase price and transaction related costs are allocated to the net assets acquired and any identifiable intangible assets assumed based on their estimated fair values as of the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired including identifiable assets, results in goodwill.
The total purchase price for the 100% equity interest in LPBV was calculated as follows:

Cash portion of purchase price	$5,000,000
Value of 4,632,000 shares of common stock issued to LPBV selling stockholders	22,233,600
Estimated transaction expenses	1,190,000

Total purchase price	$28,423,600

The preliminary allocation of the purchase price as of March 31, 2008 is summarized below:

Tangible assets acquired
Cash and cash equivalents	$36,632
Accounts receivable	3,715,817
Inventory	7,523,015
Other current assets	969,678
Property and equipment	978,322

Liabilities assumed
Accounts payable and accrued liabilities	(4,055,971)
Short-term debt	(558,849)
Long-term debt	(2,593,325)
Identifiable intangible assets
Customer relationships	5,400,000
Trademarks	1,500,000
License agreements	6,900,000
Patents	500,000
Non-competition agreements	300,000
Deferred income taxes	(3,682,802)
Goodwill	11,491,083

Total purchase price	$28,423,600

The historical U.S. GAAP LPBV column on the unaudited pro-forma condensed combined balance sheet is derived from historical Dutch GAAP LPBV financial statements adjusted for U.S. GAAP adjustments applied to the balance sheet as of March 31, 2008 and have been translated using an exchange rate of €1 to $1.58. These U.S. GAAP adjustments primarily relate to the recording of the cumulative fair value of certain interest rate swaps. In addition to the U.S. GAAP adjustments, certain amounts have been reclassified to conform to the presentation format of Lighting Science.
The historical U.S. GAAP LPBV column in the unaudited pro-forma condensed combined statements of operations is derived from the historical Dutch GAAP LPBV financial statements for the year ended December 31, 2007, included elsewhere in this Form 8-K/A and for the three month period ended March 31, 2008, adjusted for U.S. GAAP adjustments applied to the statements of operations for the year ended December 31, 2007 and the three-month period ended March 31, 2008 and have been translated using an average exchange rate of €1 to $1.371 and €1 to $1.498, respectively. These U.S. GAAP adjustments primarily relate to the recording of the cumulative fair value of certain interest rate swaps. In addition to the U.S. GAAP adjustments, certain amounts have been reclassified to conform to the presentation format of Lighting Science.
Lamina Lighting, Inc. (“LLI”)
On July 29, 2008, Lighting Science acquired the net assets of LLI for cash of $4,500,000. Lighting Science may also pay earn-out payments of up to an additional $10,500,000 to LLI based on the levels of 2008 and 2009 net sales of LLI products by Lighting Science. On July 25, 2008, Lighting Science entered into an agreement with Bank of Montreal (“BMO”) to obtain a $20,000,000 demand line of credit, which was in part used to finance the payment of the initial cash purchase price for the net assets of LLI. The demand line of credit is guaranteed by Pegasus Partners, IV (“Pegasus”), an indirect shareholder of the Company. As consideration for guaranteeing the line of credit, Lighting Science issued a warrant to Pegasus for the purchase of 942,857 shares of common stock. The warrant has an exercise price of $7.00 per share and has a term of five years.

The acquisition will be accounted for in accordance with U.S. GAAP using the purchase method of accounting. Under this method, the purchase price and transaction related costs are allocated to the net assets acquired and any unidentified intangible assets assumed based on their estimated fair values as of the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired including identifiable assets, results in goodwill.
The total price for the net assets of LLI is calculated as follows:

Initial cash payment	$4,500,000
Estimated transaction expenses	250,000

Total purchase price for LLI net assets	$4,750,000

The preliminary allocation of the purchase price as of March 31, 2008 is summarized below:

Tangible assets
Accounts receivable	$386,584
Inventory	1,844,711
Other current assets	196,526
Property and equipment and other long-term assets	1,765,428
Liabilities assumed
Accounts payable and accrued liabilities	(1,002,824)
Goodwill	1,559,575

Total purchase price	$4,750,000

To the extent that Lighting Science is required to pay additional earn-out payments to LLI in the future, the Company will adjust the total transaction purchase price for the amount of the earn-out and increase the amount that has been allocated to unidentified intangible assets and / or goodwill, in the period which the additional payments become determinable.
The historical LLI column on the unaudited pro-forma condensed combined balance sheet is derived from historical LLI financial statements, included elsewhere in this Form 8-K/A, as of March 31, 2008.
The historical LLI column in the unaudited pro-forma condensed combined statements of operations is derived from the historical LLI financial statements for the year ended December 31, 2007 and for the three-month period ended March 31, 2008, included elsewhere in this Form 8-K/A.
Pro-Forma Adjustments

The unaudited pro-forma condensed combined statements of operations give effect to the acquisition of 100% of the equity interest of LPBV, to the acquisition of the net assets of LLI and the initial $7,000,000 draw from the line of credit as if these transactions had occurred on January 1, 2007. The pro-forma condensed combined balance sheet give effect to these transactions as if they had occurred as of March 31, 2008.
All pro-forma adjustments are directly related to the acquisition and the related financings. With respect to pro-forma adjustments related to the unaudited pro-forma condensed combined financial statements, only adjustments that we expect to have a continuing effect on the combined company’s financial statements are taken into account.
Only adjustments that are factually supportable and that can be estimated reliably are taken into account. For instance the unaudited pro-forma condensed combined financial statements do not reflect any costs savings, revenue enhancements or other synergies potentially realizable from the business combination. The unaudited pro-forma condensed combined financial statements do not reflect any special items such as restructuring or integration costs that may be incurred as a result of the acquisitions. Material non-recurring items that are directly attributable to the acquisitions and that can be factually supported and reliably estimated are included in the pro-forma adjustments related to the unaudited pro-forma condensed combined balance sheet.
If an estimate or an assumption used to determine a pro-forma adjustment could have a significant impact on the unaudited pro-forma condensed combined financial statements, a sensitivity analysis is presented. This is the case with the respect to the potential earn-out agreement and for the estimated amounts allocated to useful life of the acquired patents and other intangible assets with definite useful lives.
The LLI acquisition is subject to an earn-out arrangement with a potential additional payout of up to $10,500,000 based on the 2008 and 2009 sales of the LLI products. As a result of this arrangement, goodwill from the Lamina acquisition may increase by an amount up to $10,500,000.
Sensitivity Analysis
The unaudited pro-forma condensed combined financial statements reflect preliminary allocations of the LPBV and LLI purchase price to the fair value of assets which is being amortized over an estimated life of two-to-ten years in the pro-forma adjustments. The estimated useful life used in the unaudited pro-forma condensed combined financial statements could differ materially from the useful lives of the assets that will be determined following the effective date of the acquisition, and as a result, the final purchase price allocation could differ materially from the preliminary allocation reflected in the unaudited pro-forma condensed combined financial statements. For illustrative purposes, the following table sets forth the annual impact on pro-forma net income caused by each incremental $1,000,000 allocated to amortizable intangible assets for either the final LPBV or LLI purchase price:

	Estimated amortization	LLI	LPBV
Life of asset in years	expense	Net income impact	Net income impact
5 years	$200,000	$200,000	$150,000

7 years	143,000	143,000	107,250

10 years	100,000	100,000	75,000
Pro-Forma condensed combined statement of operations adjustments
(A) Adjust amortization for intangible assets recorded on the following acquisitions (number of months shown based on date of acquisition):

LED Effects	Six months	$426,000
Lighting Science	Nine months	418,000
LPBV	Twelve months	1,977,000

Total pro-forma adjustment		$2,821,000

(B) Adjust interest expense to reflect the interest and amortized financing costs on the guaranteed line of credit obtained as follows:

Interest expense on BMO line of credit for twelve months	$420,000

Amortization of fair value of the warrant issued to Pegasus for providing guarantee of the BMO line of credit	1,642,000

Amortization of other costs related to obtaining financing	100,000

Total pro-forma adjustment	$2,162,000

(C) Adjust for deferred tax recovery recognized on amoritization of LPBV identifiable intangible assets.
(D) Adjust amortization for intangible assets recorded on the acquisition of LPBV (three months)
(E) Adjust interest expense to reflect the interest and amortized financing costs on the guaranteed line of credit obtained as follows:

Interest expense on BMO line of credit for three months	$105,000

Amortization of fair value of the warrant issued to Pegasus for providing guarantee of the BMO line of credit	410,500

Amortization of other costs related to obtaining financing	25,000

Total pro-forma adjustment	$540,500

(F) Adjust for deferred tax recovery recognized on amortization of LPBV intangible assets.
Pro-Forma condensed combined balance sheet adjustments
(G) Reflects adjustments to cash for the following pro-forma transactions:

Proceeds from the issue of common stock to holders of Series B Preferred Stock on the exercise of the follow-on investment option	$10,000,000

Payment of cash portion of acquisition price to selling stockholders of LPBV	(5,000,000)

Payment of estimated expenses related to LPBV acquisition	(1,190,000)

Reversal of cash accounts of Lamina not acquired through the acquisition of Lamina’s net assets	(2,221,602)

Payment of cash acquisition price to Lamina	(4,500,000)

Payment for expenses incurred in the completion of the Lamina transaction	(250,000)

Draw of proceeds from line of credit to fund Lamina transaction	7,000,000

Payment of cash expenses related to obtaining the guaranteed line of credit	(100,000)

$3,738,398

(H) Reflects the recording of the fair value of the warrant issued to Pegasus as consideration for guarantying the line of credit obtained by Lighting Science.

(I) Reflects intangible assets recorded on the acquisition of the capital stock of LPBV.

(J) Reflects the goodwill acquired related to the following transactions:

Acquisition of the common and priority stock of LPBV	$11,491,083
Acquisition of the net assets of LLI	1,559,575

Total pro-forma adjustment	$13,050,658

(K) Reflects proceeds from the line of credit obtained by the company in connection with the acquisition of the net assets of LLI, net of elimination of short-term indebtedness of LLI not assumed by the Company.
(L) Reflects the elimination of the long-term debt of LLI not assumed by Lighting Science on the acquisition of LLI’s net assets.
(M) Reflects the following adjustments:

Issue of common stock to Series B Preferred stockholders on the exercise of the follow-on investment option	$2,083
Issue of 4,632,000 shares of common stock to the selling stockholders of LPBV	4,632
Elimination of capital stock of LPBV on combination	(92,490)
Elimination of capital stock of LLI on combination	(3,456)

Total pro-forma adjustments	$(89,231)

(N) Reflects the following adjustments:

Issue of common stock to Series B stockholder on exercise of follow-on investment option	$9,997,917
Issue of 4,632,000 to selling stockholders of LPBV	22,228,968
Elimination of additional paid-in capital of LLI on consolidation at March 31, 2008	$(52,077,280)
Record the fair value of the warrant issued to Pegasus as compensation for providing guarantee for the line of credit obtained by Lighting Science	1,642,000

Total pro-forma adjustments	$(18,208,395)

(O) Reflects the elimination of the accumulated (retained earnings) deficit of the following entities at March 31, 2008:

LPBV	$(6,790,627)
LLI	50,696,573

Total pro-forma adjustments	$43,905,946

(P) Reflects the recognition of deferred tax liability related to the book vs. tax basis differences of the acquired identifiable intangible assets of LPBV.
(Q) Reflects changes in the weighted average common stock outstanding as follows:

Issue common stock to Series B Preferred Stockholders for follow-on investment option	2,083,000
Issue common stock to selling stockholders of LPBV in partial settlement of purchase price	4,632,000
Increase weighted average shares issued to LED Holdings under Exchange Agreement to give effect to common stock being outstanding for twelve months	12,088,381

18,803,714

(R ) Reflects change in weighted average common stock outstanding as follows:

Issue common stock to Series B Preferred Stockholders for follow-on investment option	2,083,000
Issue common stock to selling stockholders of LPBV in partial settlement of purchase price	4,632,000

6,715,333

(S) Reflects accrual of change in control liabilities assumed by the Company at the date of the transaction.